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                                                                    Exhibit 99.6

NEITHER THE SECURITIES REPRESENTED BY THIS WARRANT INSTRUMENT NOR THE SECURITIES INTO WHICH THEY ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ALL SUCH SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THIS INSTRUMENT. NEITHER THE SECURITIES REPRESENTED HEREBY NOR THE SECURITIES INTO WHICH THEY ARE EXERCISABLE MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION0N OF COUNSEL, REASONABLY ACCEPTABLE TO COUNSEL TO THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT 1933, AS AMENDED.


Issue Date: August 22, 2000



                                ORTHOVITA, INC.
           SECOND AMENDED AND RESTATED COMMON STOCK PURCHASE WARRANT

Effective March 19, 2001, this Second Amended and Restated Common Stock Purchase Warrant ("Warrant") amends and restates the Amended and Restated Common Stock Purchase Warrant that was originally issued by Orthovita, Inc. (the "Company") to Brown Simpson Partners I, Ltd. as of August 22, 2000 (the "Original Warrant") in connection with the execution of a Subscription Agreement dated as of August 22, 2000 (the "Subscription Agreement") between the Company and Brown Simpson Partners I, Ltd.

     THIS CERTIFIES that, for value received, Brown Simpson Partners I, Ltd., a company organized under the laws of the Cayman Islands (the "Holder"), is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase from the Company, at the Exercise Price (as defined below) per share determined as provided herein, up to 1,125,000 fully paid and nonassessable shares of the Company's common stock, $0.01 par value per share (the "Common Stock").

     1. As used in this Warrant, the following terms have the following meanings:

        1.1 "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

        1.2 "Appraiser" means a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing.

        1.3 "Common Stock Deemed Outstanding" means, at any given time, the sum of the number of shares of Common Stock actually outstanding at such time plus the number of shares of Common Stock issuable upon the exercise of all options, rights and warrants and the conversion or exchange of convertible or exchangeable securities outstanding at such time, whether or not such options, rights, or warrants, or convertible or exchangeable securities are actually exercisable, convertible or exchangeable at such time.

        1.4 "Excluded Securities" means (i) shares of Common Stock issued or issuable pursuant to the Warrant; (ii) any Dilution Shares (as such term is defined in the Subscription Agreement); (iii) shares of Common Stock (including options and warrants) issuable upon the exercise of, or pursuant to the anti-dilution provisions contained within, any options, restricted stock awards or warrants outstanding on the date hereof; (iv) up to 623,571 shares of Common Stock or Options issued or issuable to officers, employees or directors of, or consultants to, the Company pursuant to a stock purchase or option plan or other employee stock bonus arrangement approved by the Company's Board of Directors;
(v) shares of Common Stock, Options or Convertible Securities issued or issuable pursuant to a stock split, combination, subdivision, dividend or other distribution on outstanding shares of Common Stock; (vi) any shares of Common Stock, Options or Convertible Securities issued pursuant to Sections 13.5 or
13.6 hereof; or (vii) shares of Common Stock, if any, issued as payment for a Registration Delay Payment (as such term is defined in the Registration Rights Agreement dated as of August 22, 2000 among the Company, the Holder and the other signatories thereto) or (vii) one or more issuances of Common Stock, Options or Convertible Securities that, in the aggregate, do not exceed .5% of the Company's Common Stock then outstanding, to the extent that the aggregate proceeds raised in connection therewith do not exceed $500,000.

        1.5 "Per Share Market Value" means on any particular date (i) the closing bid price per share of the Common Stock on such date on (a) the NASDAQ National Market, as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), or (b) such other Subsequent Market on which the Common Stock is then listed or quoted or, if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date, or
(ii) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an Appraiser selected in good faith by the registered owners of a majority of the Underlying Shares then issuable; provided, however, that, after receipt of the determination by such Appraiser, the Company shall have the right to select, in good faith, an additional Appraiser, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser; and provided, further that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period.

        1.6 "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

        1.7 "Subsequent Market" means the New York Stock Exchange, the American Stock Exchange or the NASDAQ SmallCap Market.

        1.8 "Trading Day(s)" means any day on which the primary market on which shares of Common Stock are listed is open for trading.

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

        1.9 "Underlying Shares" means the shares of Common Stock issuable upon exercise of this Warrant.

     2. Exercise Period - The purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, at any time and from time to time commencing on August 22, 2000 (the "Issue Date") and ending at 5:00 p.m. Eastern Standard time on August 21, 2001 (the "Exercise Period"); provided, however, that if Holder has not been able to freely sell the Underlying Shares for at least 60 days (consecutive or non-consecutive) during the Exercise Period under an effective Registration Statement (as such term is defined in the Subscription Agreement), then the Exercise Period shall be extended until 5:00 p.m. Eastern Standard time of such date following August 21, 2001 that is the 60th day on which the Holder has been able to freely sell the Underlying Shares under an effective Registration Statement.

     3. Exercise Price - The price per share of the Common Stock at which this Warrant may be exercised (the "Exercise Price") shall be $4.00, subject to adjustment as provided herein.

     4. Exercise of Warrant - During the Exercise Period, this Warrant may be exercised, in whole or in part and from time to time, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly executed at the principal office of the Company (or such other office or agency of the Company as it may designate) and upon payment of the Exercise Price of the shares thereby purchased (the aggregate of the Exercise Price for all shares to be exercised being referred to herein as the "Purchase Price"). Payment of the Purchase Price shall be made (i) by check or bank draft payable to the order of the Company or
(ii) by wire transfer to the account of the Company. Upon exercise, the Holder shall be entitled to receive, promptly after payment in full, one or more certificates, issued in the Holder's name or in such name or names as the Holder may direct, subject to the limitations on transfer contained herein, for the number of shares of Common Stock so purchased. The shares so purchased shall be deemed to be issued as of the close of business on the date on which the Company receives the duly executed Notice of Exercise and the Purchase Price.

     The Company covenants that all shares of Common Stock that are issued upon the exercise of rights represented by this Warrant will be fully paid, nonassessable, and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

     5. Issuances Below Exercise Price - If the Company, at any time: 5.1 issues or sells, or is deemed to have issued or sold, any Common Stock (other than any Excluded Securities);

        5.2 in any manner grants, issues or sells any rights, options, warrants, options to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (other than any Excluded Securities) (such rights, options or warrants being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities");

in each case, for a price per share less than the Exercise Price in effect immediately prior to such issuance, sale or grant (the "Lower Exercise Price"), then, immediately after such issuance, sale or grant, the number of shares of Common Stock that may be purchased under this Warrant shall be increased to the amount determined by dividing (1) the product of the number of shares that may be purchased under this Warrant immediately prior to such issuance, sale or grant and the Exercise Price then in effect by (2) the Lower Exercise Price, and the Exercise Price shall be reduced to the Lower Exercise Price. For purposes of calculating the price per share (a) with respect to paragraph 5.1, above, the "price per share" shall be determined by dividing the aggregate consideration received for the issuance or sale by the total number of shares issued or sold; and (b) with respect to paragraph 5.2 above, the "price per share" shall be determined by dividing (1) the total amount, if any, received or receivable by the Corporation as consideration for the granting of Options or the issuance or sale of Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon exercise of all such Options or upon the conversion or exchange of such Convertible Securities, by (2) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of all such Convertible Securities. If there is a change at any time in
(i) the exercise price provided for in any Options, (ii) the additional consideration, if any, payable upon the issuance, conversion or exchange of any Convertible Securities or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock, then immediately after such change the Exercise Price shall be adjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed exercise price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold; provided that no adjustment shall be made if such adjustment would result in an increase of the Exercise Price then in effect. However, upon the expiration of any such Options or Convertible Securities, the issuance or modification of which resulted in an adjustment in the Exercise Price pursuant to this Section 5, if all of such Options or Convertible Securities shall not have been exercised or converted, the Exercise Price shall immediately upon such expiration be increased to the price which it would have been prior to the issuance or modification of such Options or Convertible Securities. Notwithstanding the foregoing, no adjustment shall be made under this Section 5 if an adjustment hereunder would compound an adjustment made under Section 13 hereof, which would result in double adjustment for a single event triggering such adjustment provisions.

        Notwithstanding anything to the contrary contained herein, the provisions of this Section 5 shall not apply to any Warrant (or portion thereof) transferred by the original Holder of this Warrant.

     6. Effect on Exercise Price of Certain Events - For purposes of determining the adjusted Exercise Price under Section 5, the following shall be applicable:

        6.1 Calculation of Consideration Received - If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor, without deducting any expenses paid or incurred by the Company or any commissions or compensations paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration as determined in good faith by the Company's Board of Directors, provided, however, that in the event such consideration consists of securities listed or quoted on a national securities exchange or national quotation system, the amount of consideration received by the Company will be that deemed in a definitive agreement entered into by the Company in connection with the transaction, or if there is no such amount specified in such an agreement, the average of the closing sale price of such security for the five consecutive Trading Days immediately preceding the date of receipt thereof. In case any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value attributable to such Common Stock, Options or Convertible Securities, as the case may be, as determined in good faith by the Company's Board of Directors.

        6.2 Integrated Transactions - In case any Option is issued in connection with the issue or sale of other securities of the Company (such Option and securities being referred to as a "unit"), together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for an aggregate consideration equal to the higher of (x) $.001. or (y) the difference between the consideration paid per unit and the closing sales price of the Common Stock on the date of such payment.

     7. Restriction on Exercise by Either the Holder or the Company - Notwithstanding anything herein to the contrary, in no event shall the Holder or the Company have the right or be required to exercise this Warrant to the extent that such exercise would cause the aggregate number of shares of Common Stock beneficially owned by such Holder and its Affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such exercise. For purposes of this Section 7, beneficial ownership shall be calculated in accordance with
Section 13(d) of the Securities Exchange Act of 1934, as amended. The provisions of this Section 7 may be waived by a Holder as to itself (and solely as to itself) upon not less than 65 days prior written notice to the Company, and the provisions of this Section 7 shall continue to apply until such 65th day (or later, if stated in the notice of waiver).

     8. No Fractional Shares or Scrip - No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu thereof, a cash payment shall be made equal to such fraction multiplied by the Exercise Price per share as then in effect.

     9. Charges, Taxes and Expenses- Issuance of certificates for shares of Common Stock shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate; provided, however, that the Holder shall be responsible for any issue or transfer tax associated with such issuance.

     10. No Rights as Shareholder - This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to exercise and payment of the Exercise Price in accordance with Section 3 hereof.

     11. Investment Representation - The Holder (i) is an "Accredited Investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act; (ii) has the ability to bear the economic risks of such Holder's prospective investment, including a complete loss of Holder's investment in the Warrants and the shares of Common Stock issuable upon the exercise thereof (collectively, the "Securities"); (iii) has been furnished with and has had access to such information as such Holder has considered necessary to make a determination as to the purchase of the Securities together with such additional information as is necessary to verify the accuracy of the information supplied; (iv) has had the opportunity to ask questions concerning the Company and had all questions which have been asked by such Holder satisfactorily answered by the Company; and (v) has not been offered the Securities by any form of advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any such media. The Holder, by acceptance of this Warrant, represents and warrants to the Company that this Warrant and all securities acquired upon any and all exercises of this Warrant are purchased for the Holder's own account for investment, and not with view to distribution of either this Warrant or any securities purchasable upon exercise hereof.

     12. Listing Exercise or Transfer Without Registration

        12.1 Listing - The Company shall promptly secure the listing of the shares of Common Stock issuable upon exercise of the Warrant upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated (warrant shares) quotation system.

        12.2 Exercise or Transfer Without Registration - If, at the time of the surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant (or, in the case of any exercise, the shares of Common Stock issuable hereunder), shall not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange, (i) that the holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel that is reasonably acceptable to the Company to the effect that such exercise, transfer or exchange may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act; provided that no such opinion, letter or status as an "accredited investor" shall be required in connection with a transfer pursuant to Rule 144 under the Securities Act.

        12.3 Registration Rights. The Holder understands that neither the Warrant nor the shares of Common Stock issuable hereunder have been registered under the Securities Act. The shares of Common Stock issuable hereunder are entitled to the registration rights contained within the Registration Rights Agreement.

     13. Adjustments

     The Exercise Price and the number and kind of securities purchasable hereunder are subject to adjustment, as follows:

        13.1 Merger and Sale of Assets. If at any time there shall be a capital reorganization of the shares of the Company's Common Stock (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or a merger or consolidation of the Company with or into another corporation when the Company is not the surviving corporation, or the sale of all or substantially all of the Company's properties and assets to any other Person (hereinafter referred to as a "Merger Event"), then, as a part of such Merger Event, lawful provision shall be made so that the Holder shall thereafter be entitled to receive, upon exercise of the Warrant, the number of shares of Common Stock or other securities of the successor corporation resulting from such Merger Event, equivalent in value to that which would have been issuable if Holder had exercised this Warrant immediately prior to the Merger Event. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant Agreement with respect to the rights and interest of the Holder after the Merger Event to the end that the provisions of this Warrant Agreement (including adjustments of the Exercise Price and number of shares of Common Stock purchasable) shall be applicable to the greatest extent possible. The Company shall not effect any such Merger Event unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such Merger Event shall assume by written instrument executed and mailed or delivered to the Holder, at the last address of the Holder appearing on the books of the Company, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase.

        13.2 Reclassification of Shares. If the Company at any time shall, by combination, reclassification, exchange or subdivision of securities or otherwise, change any of the securities as to which purchase rights under this Warrant Agreement exist into the same or a different number of securities of any other class or classes, this Warrant Agreement shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant Agreement immediately prior to such combination, reclassification, exchange, subdivision or other change.

        13.3 Subdivision or Combination of Shares. If the Company at any time shall combine or subdivide its Common Stock, the Exercise Price shall be proportionately decreased in the case of a subdivision, or proportionately increased in the case of a combination, and the number of shares available for purchase in effect immediately prior to such subdivision or combination shall be proportionately adjusted.

        13.4 Stock Dividends. If the Company at any time shall pay a dividend payable in, or make any other distribution (except any distribution specifically provided for in the foregoing Sections 13.1 or 13.2) of, the Company's stock, then the Exercise Price shall be adjusted, from and after the record date of such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction (i) the numerator of which shall be the total number of all shares of the Company's stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of all shares of the Company's stock outstanding immediately after such dividend or distribution. The Holder shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock (calculated to the nearest whole share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

        13.5 Rights; Options; Warrants or Other Securities - If the Company, at any time shall fix a record date for the issuance of rights, options, warrants or other securities (collectively, "Rights") to the holders of its Common Stock entitling them to subscribe for or purchase, convert into, exchange for or otherwise acquire shares of Common Stock, or any stock or other securities convertible into or exchangeable for Common Stock for no consideration or for a price per share less than the Exercise Price, then the Exercise Price shall be reduced to an amount determined by multiplying the Exercise Price by a fraction, the numerator of which shall be (i) the number of shares of Common Stock outstanding immediately prior to such record date plus (ii) the number of shares of Common Stock which the aggregate consideration received by the Company for the issuance of such Rights and the aggregate consideration receivable by the Company upon exercise, conversion, exchange or other acquisition of Common Stock pursuant to such rights would purchase at the Exercise Price, and the denominator of which shall be (i) the number of shares of Common Stock outstanding immediately prior to such record date plus (ii) the number of additional shares of Common Stock offered for subscription, purchase, conversion, exchange or acquisition, as the case may be, pursuant to such Rights. Such adjustment shall be made whenever such rights, options, warrants or other securities are issued, and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights, options, warrants or other securities. However, upon the expiration of any such Rights, the issuance of which resulted in an adjustment in the Exercise Price pursuant to this Section 13.5, if all of such Rights shall not have been exercised, the Exercise Price shall immediately upon such expiration be increased to the price which it would have been prior to the issuance of such Rights.

        13.6 Subscription Rights - If the Company, at any time, shall fix a record date for the distribution to holders of its Common Stock evidence of its indebtedness or assets or rights, options, warrants or other securities entitling them to subscribe for or purchase, convert into, exchange for or otherwise acquire any security (excluding those referred to in Sections 13.2-13.5 above), then in each such case the Exercise Price at which this Warrant shall thereafter be exercisable shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Per Share Market Value on such record date less the then fair market value at such record date of the portion of such assets, evidence of indebtedness, rights, options, warrants or other securities so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith, and the denominator of which shall be the Per Share Market Value as of such record date;

provided, however, that in the event of a distribution exceeding ten percent (10%) of the net assets of the Company, such fair market value shall be determined by an Appraiser selected in good faith by the registered owners of a majority of the Warrants and Underlying Shares then outstanding; and provided, further, that the Company, after receipt of the determination by such Appraiser shall have the right to select in good faith an additional Appraiser meeting the same qualifications, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

        13.7 Distribution of Assets, Securities, etc. - If the Company at any time shall take a record of the holders of its Common Stock for the purpose of making any distribution without consideration with respect to its Common Stock (other than a cash dividend) payable otherwise than in its Common Stock, the Holder shall, upon the exercise thereof, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, such assets or securities as would have been payable to the Holder as owner of that number of Common Stock receivable by exercise of the Warrants had the Holder been the holder of record of such Common Stock on the record date for such distribution; and an appropriate provision therefor shall be made a part of any such distribution.

        13.8 Limitations on Certain Adjustments. In order to avoid compound adjustments for single events, the adjustment provisions set forth in Sections 13.5, 13.6 and 13.7 shall be inapplicable if the Rights, subscription rights or distributions described in such sections are granted or made to the holders of the Warrants to the extent such rights are granted or made on a proportionate basis equal to or more favorable than those rights, if any, given to holders of the Company's Common Stock.

        13.9 Notice of Adjustment - In each case of any adjustment or readjustment in the Common Stock issuable upon the exercise of this Warrant, the Company at its expense will promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon such adjustment or readjustment is based. The Company shall forthwith mail a copy of each such report to the Holder.

        13.10 Notices of Record Date - In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend that is the same as cash dividends paid in previous quarters) or other distribution, the Company shall mail to each Holder at least ten days prior to the date specified for the taking of a record, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

        13.11 Notice of Certain Events - If:

              (a) the Company shall declare a dividend (or any other distribution) on its Common Stock;

              (b) the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock;

              (c) the Company shall authorize the granting to the holders of its Common Stock rights, options or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights;

              (d) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Common Stock or any Merger Event; or

              (e) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of exercise of this Warrant, and shall cause to be delivered to the Holder, at least 10 (ten) calendar days prior to the applicable record or effective date hereinafter specified, a notice (provided such notice shall not include any material non-public information) stating (a) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, or granting of options, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (b) the date on which such reclassification or Merger Event is expected to become effective or close, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable in connection with such reclassification or Merger Event; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Nothing herein shall prohibit the Holder from exercising this Warrant during the 10-day period commencing on the date of such notice.

              13.12 Other Events - If any event occurs that would adversely affect the rights of the Holder of this Warrant but is not expressly provided for by Section 13 hereof (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Exercise Price so as to protect the rights of the Holder; provided, however, that no such adjustment will increase the Exercise Price.

              13.13 Increase in Exercise Price - Other than a combination of the Company's Common Stock as described in Section 13.3 hereof, in no event shall any provision in this Section 13 cause the Exercise Price to be greater than the Exercise Price on the date of issuance of this Warrant.

     14. Reservation of Stock Issuable on Exercise of Warrant - The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, all shares of Common Stock from time to time issuable upon the exercise of this Warrant.

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

     15. Loss, Theft, Destruction Mutilation of Warrant - Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and in case of loss, theft, or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new warrant of like tenor and dated as of such cancellation in lieu of this Warrant.

     16. Remedies - The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not adequate and may be enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

     17. Notices, etc. - All notices and other communications from the Company to the holder of this Warrant shall be mailed, by first class mail or nationally recognized overnight courier such as Federal Express, to such address as may have been furnished to the Company in writing by such holder, or, until an address is so furnished, to and at the address of the last holder of this Warrant who has so furnished an address to the Company. All communications from the holder of this Warrant to the Company shall be mailed by first class mail or nationally recognized overnight courier such as Federal Express to the Company at it principal business address, or such other address as may have been furnished to the holder in writing by the Company.

     18. Miscellaneous - This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of law. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. This Warrant, or any portion hereof, may not, without the prior consent of the Company, be assigned at any time.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed in its corporate name by its duly authorized officer and to be dated as of the issue date set forth on the first page of this Warrant.

                         ORTHOVITA, INC.



                         By:  /s/ Bruce Peacock
                              ----------------------------
                              Bruce Peacock,
                              President and Chief Executive Officer

                         NOTICE OF EXERCISE OF WARRANT


TO:  Orthovita, Inc.


     Pursuant to the terms of the attached Warrant, the undersigned hereby elects to purchase _____shares of Common Stock of Orthovita, Inc. (the "Company"), and tenders herewith payment of the Exercise Price of such shares in full.


     Please issue a certificate or certificates representing said shares of Common Stock, in the name of the undersigned or in such other name(s) as is/are specified immediately below or, if necessary, on an attachment hereto:


                 Name                                        Address
                 ----                                        -------







DATE:                                        HOLDER:
     ------------------------                        -----------------------




DATE:                                        HOLDER:
     ------------------------                        -----------------------








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